Exhibit 99.1

[MCLEOD USA GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE

                   McLeodUSA Plan of Reorganization Approved

     o Company's Prepackaged Chapter 11 Plan of Reorganization Confirmed by Bankruptcy Court
     o    Customers, Employees and Trade Creditors Unaffected
     o    Access to Full $50 Million DIP Credit Facility Authorized

Cedar Rapids, Iowa -- December 16, 2005 -- McLeodUSA Incorporated, one of the nation's largest independent, competitive telecommunications services providers, announced today that its previously announced prepackaged plan of reorganization was approved by the U.S. Bankruptcy Court for the Northern District of Illinois on December 15, 2005. As a result of this approval, the Company expects to consummate the plan of reorganization and emerge from Chapter 11 in January 2006.

As part of the plan confirmation, the Company was authorized to access the full amount of its $50 million debtor-in-possession (DIP) credit facility. Upon consummation of the plan the Company's DIP financing will be replaced with a new $50 million revolving credit facility. The Company's approximately $677.3 million of secured junior bank debt will be converted into 100% of the Company's equity, and the Company's existing $100 million in secured senior bank debt will be cancelled and replaced with a new $100 million term facility. All of the Company's existing preferred and common stock will be cancelled, and holders of that stock will have no recovery. Pending the consummation of the plan of reorganization, the Company expects to continue to operate its business in the ordinary course without disruption to its employees, customers or suppliers.

"We are very pleased that our plan of reorganization has been confirmed by the Bankruptcy Court," said Stan Springel, Chief Restructuring Officer. "We appreciate the strong support of our plan by our lenders and are grateful to our customers, employees and vendors for their continued support during the reorganization. As we emerge from Chapter 11, we will be able to put an even greater focus on strengthening our sales, operational and financial performance."

About McLeodUSA
---------------
McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of September 30, 2005, 38 ATM switches, 38 voice switches, 697 collocations, 432 DSLAMs and approximately 1,700 employees. Visit the Company's Web site at www.mcleodusa.com

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Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements may include projections of financial and operational results and goals, including revenue, EBITDA, Adjusted EBITDA, profitability, savings and cash. In some cases, you can identify these so-called "forward-looking statements" by our use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "intend" or "potential" or the negative of those words and other comparable words. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions. Factors that could cause actual results to differ materially from the forward-looking statements include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, our ability to continue as a going concern, bankruptcy court approval of motions prosecuted by us from time to time in our pending Chapter 11 cases, our ability to consummate our plan of reorganization with respect to the Chapter 11 cases or any significant delay with respect thereto, our ability to obtain trade credit, and shipments and terms with vendors and service providers for current orders, our ability to maintain contracts that are critical to our operations, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms and changes in the competitive climate in which we operate. These and other risks are described in more detail in our most recent Annual Report on Form 10-K filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact:
McLeodUSA Incorporated, Cedar Rapids, IA
Investor Contact: Bryce Nemitz
Press Contact:    Bruce Tiemann
Phone:  (319) 790-7800